Exhibit 99.1

Privia Health Reports Third Quarter 2024 Financial Results

–Strong Execution Across All Business and Financial Metrics
–Raised Full-Year 2024 Guidance to At or Above the High End for All Metrics
–Announced New Market Entry in Indiana
–Achieved MSSP 2023 Shared Saving of $176.6 Million, +34.1% versus 2023
–Strong Adjusted EBITDA Growth and Free Cash Flow Generation

ARLINGTON, VA – November 7, 2024 – Privia Health Group, Inc. (Nasdaq: PRVA) today announced financial results for the third quarter and nine months ended September 30, 2024.
Third Quarter Performance

	For the Three Months Ended September 30,
($ in millions, except per share amounts)	2024	2023	Change (%)

Total revenue	$437.9	$417.3	4.9%
Gross profit	$99.9	$90.6	10.2%
Operating income	$5.8	$5.5	5.0%
Net income [a]	$3.5	$5.6	(37.4)%
Non-GAAP adjusted net income [b]	$25.1	$21.1	19.0%
Net income per share	$0.03	$0.05	(40.0)%
Non-GAAP adjusted net income per share	$0.20	$0.17	17.6%

a.Net income for the three months ended September 30, 2024, included $15.1 million in non-cash stock compensation expense. Net income for the three months ended September 30, 2023 included $10.8 million in non-cash stock compensation expense.
b.Reconciliations of non-GAAP adjusted net income and other non-GAAP financial measures are presented in tables near the end of this press release.

Key Operating and Non-GAAP Financial Metrics

	For the Three Months Ended September 30,
($ in millions)	2024	2023	Change (%)

Implemented Providers	4,642	4,105	13.1%
Value-Based Care Attributed Lives	1,247,000	1,094,000	14.0%
Practice Collections	$739.9	$723.5	2.3%
Care Margin	$101.4	$92.1	10.2%
Platform Contribution	$50.3	$45.2	11.2%
Adjusted EBITDA	$23.6	$18.8	25.8%

Third Quarter 2024 business highlights include:
•Continued strength in new implemented providers, +13.1% versus 3Q’23;
•Adjusted EBITDA of $23.6 million, +25.8% versus 3Q’23;
•Cash and cash equivalents of $422.0 million, +27.7% versus 3Q’23, and no debt; and
•Record year-to-date new provider signings, and strong business development pipeline.

Nine-Month Performance

	For the Nine Months Ended September 30,
($ in millions, except per share amounts)	2024	2023	Change (%)

Total revenue	$1,275.5	$1,216.9	4.8%
Gross profit	$291.6	$263.8	10.5%
Operating income	$11.7	$19.2	(39.0)%
Net income [a]	$10.0	$20.2	(50.7)%
Non-GAAP adjusted net income [b]	$71.1	$61.1	16.3%
Net income per share	$0.08	$0.16	(50.0)%
Non-GAAP adjusted net income per share	$0.57	$0.49	16.3%

a.Net income for the nine months ended September 30, 2024 included $41.4 million in non-cash stock compensation expense. Net income for the nine ended September 30, 2023 included $25.4 million in non-cash stock compensation expense.
b.Reconciliations of non-GAAP adjusted net income and other non-GAAP financial measures are presented in tables near the end of this press release.

Key Operating and Non-GAAP Financial Metrics

	For the Nine Months Ended September 30,
($ in millions)	2024	2023	Change (%)

Implemented Providers	4,642	4,105	13.1%
Value-Based Care Attributed Lives	1,247,000	1,094,000	14.0%
Practice Collections	$2,175.6	$2,082.4	4.5%
Care Margin	$296.1	$267.7	10.6%
Platform Contribution	$142.4	$131.2	8.5%
Adjusted EBITDA	$65.6	$55.0	19.3%

New Market Entry
Privia Health today announced it has entered the state of Indiana in partnership with a multi-specialty practice with more than 35 providers, which will serve as the anchor practice for Privia Medical Group Indiana.
MSSP 2023 Performance
Privia’s Accountable Care Organizations (ACO) again delivered solid 2023 performance results for the Medicare Shared Savings Program (MSSP). The results were publicly released in late October 2024 by the Centers of Medicare and Medicaid Services (CMS) The 10 Privia ACOs achieved aggregate shared savings of $176.6 million, a 34.1% increase from 2022.
Capital Resources
The Company's balance sheet at September 30, 2024, included cash and cash equivalents of $422.0 million no debt, and an undrawn $125 million Revolving Credit Facility. The Company’s cash balance does not include approximately $51.5 million in cash (after expenses and provider disbursements) expected to be received by year-end 2024 from the CMS as payment for Privia Health’s portion of the shared savings generated in the 2023 performance year of the MSSP. Pro forma for the expected cash receipt from CMS, the Company’s cash balance would be $473.5 million.
Financial and Business Outlook c d e f
Privia Health raised its full-year 2024 guidance, as follows:

	FY 2023	Initial FY 2024 Guidance at 2.27.24 [c]		Current FY 2024 Guidance at 11.7.24
($ in millions)	Actual	Low	High
Implemented Providers	4,305	4,650	4,750	High End
Attributed Lives	1,120,000	1,150,000	1,200,000	Above High End
Practice Collections	$2,839.0	$2,775	$2,875	High End
GAAP Revenue	$1,657.7	$1,600	$1,675	High End
Care Margin	$359.2	$388	$400	High End
Platform Contribution	$173.5	$180	$188	High End
Adjusted EBITDA[e]	$72.2	$85	$90	High End
•Practice Collections guidance includes the year-over-year impact of approximately $198 million from renegotiated MA capitation agreements
~~•~~Approximately 90% of Adjusted EBITDA expected to convert to free cash flow in FY 2024
•Capital expenditures expected to be less than $1 million in full-year 2024
c.Management has not reconciled forward-looking non-GAAP measures to their most directly comparable GAAP measures of gross margin, operating income and net income. This is because the Company cannot predict with reasonable certainty and without unreasonable efforts the ultimate outcome of certain GAAP components of such reconciliations due to market-related assumptions that are not within our control as well as certain legal or advisory costs, tax costs or other costs that may arise. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures.
d.See “Key Metrics and Non-GAAP Financial Measures” for more information as to how the Company defines and calculates Implemented Providers, Attributed Lives, Practice Collections, Care Margin, Platform Contribution, and Adjusted EBITDA, and for a reconciliation of the most comparable GAAP measures to Care Margin, Platform Contribution, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Per Share.
e.Certain non-recurring or non-cash and other expenses will be treated as an add back in the reconciliation of Net Income to Adjusted EBITDA, and the reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share, the details of which can be found in the Reconciliation schedules near the end of this and in future quarterly financial press releases.
f.Any slight variations in totals due to rounding.
Webcast and Conference Call Information
The Company will host a conference call on November 7, 2024, at 8:00 am ET to discuss these results and management’s outlook for future financial and operational performance. You can visit ir.priviahealth.com/news-and-events/events-and-presentations to listen to the call via live webcast. The webcast will be archived and available for replay for on-demand listening shortly after the completion of the call under the same link. If you wish to participate in the live conference call, then dial 888-596-4144 (or 646-968-2525 for international callers) and provide Conference ID 5704885.
This news release and the financial statements contained herein, and the slide presentation for the webcast, are also available on the Privia Health Investor Relations website at ir.priviahealth.com.

About Privia Health
Privia Health™ is a technology-driven, national physician enablement company that collaborates with medical groups, health plans, and health systems to optimize physician practices, improve patient experiences, and reward doctors for delivering high-value care in both in-person and virtual settings. Our platform is led by top industry talent and exceptional physician leadership, and consists of scalable operations and end-to-end, cloud-based technology that reduces unnecessary healthcare costs, achieves better outcomes, and improves the health of patients and the well-being of providers. For more information, visit priviahealth.com.
Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this press release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation to the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.
The Company believes that the non-GAAP financial measures presented in this press release are relevant and provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because the measures allow them to understand and compare the Company's actual and expected operating results during the prior, current and future periods in a more consistent manner. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company's business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to financial measures calculated in accordance with GAAP.
Safe Harbor Statement
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Form 10-Q is filed with the Securities and Exchange Commission (“SEC”). This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “aims,” “anticipates,” "assumes," “believes,” “estimates,” “expects,” “forecasts,” “future,” “intends,” “likely,” “may,” “outlook,” “plans,” “potential,” “projects,” “seeks,” “strategy,” “targets,” “trends,” “will,” “would,” “could,” “should,” and variations of such terms and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to, among other things: our future actions, business plans, objectives and prospects; and our future operating or financial performance and projections, including our full-year guidance for 2024. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements.

Factors related to these risks and uncertainties include, but are not limited to: any failure by the Company to comply with applicable healthcare laws and government regulations in the heavily regulated industry in which the Company operates; the impact of changes in applicable laws, rules or regulations, including with respect to health plans and payers and our relationships with such plans and payers, and provisions that impact Medicare and Medicaid programs; the Company’s dependence on relationships with its medical groups, some of which the Company does not own; the Company’s growth strategy, which may not prove viable and the Company may not realize expected results; difficulties implementing the Company’s proprietary end-to-end, cloud-based technology solution for Privia physicians and new medical groups; the high level of competition in the Company’s industry and any failure by the Company to compete effectively and innovate; challenges in successfully establishing a presence in new geographic markets; the Company’s reliance on its electronic medical record vendor, which the Privia Technology Solution is integrated and built upon; changes in the payer mix of patients and potential decreases in the Company’s reimbursement rates as a result of consolidation among commercial payers; the financial and operational impact of complying with various complex and changing federal and state privacy and security laws and regulations related to Company’s use, disclosure, and other processing of personal information and protected health information, including the Health Insurance Portability and Accountability Act of 1996; the impact of actual and potential cybersecurity incidents or privacy and security breaches involving us, our vendors or other third parties; the continued availability of a qualified workforce, including staff at our medical groups, and the continued upward pressure on compensation for such workforce; and those factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company’s subsequent Quarterly Reports on Form 10-Q. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

Contact:
Robert Borchert
SVP, Investor & Corporate Communications
IR@priviahealth.com
817.783.4841

Privia Health Group, Inc.
Condensed Consolidated Statements of Operations(g)
(unaudited)
(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023

Revenue	$437,921	$417,282	$1,275,490	$1,216,909

Operating expenses:
Provider expense	336,501	325,222	979,373	949,195
Cost of platform	56,068	50,324	167,231	145,254
Sales and marketing	7,047	7,241	19,984	18,483
General and administrative	30,695	27,228	91,732	79,987
Depreciation and amortization	1,797	1,731	5,436	4,761
Total operating expenses	432,108	411,746	1,263,756	1,197,680
Operating income	5,813	5,536	11,734	19,229
Interest income, net	2,164	2,894	8,114	5,524
Income before provision for income taxes	7,977	8,430	19,848	24,753
Provision for income taxes	3,999	2,488	8,171	6,049
Net income	3,978	5,942	11,677	18,704
Less: Net income (loss) attributable to non-controlling interests	443	299	1,691	(1,537)
Net income attributable to Privia Health Group, Inc.	$3,535	$5,643	$9,986	$20,241
Net income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.03	$0.05	$0.08	$0.17
Net income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.03	$0.05	$0.08	$0.16
Weighted average common shares outstanding – basic	119,658,574	117,602,059	119,156,368	116,266,938
Weighted average common shares outstanding – diluted	125,751,006	124,924,442	125,457,540	124,646,849

(g) Any slight variations in totals due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Balance Sheets(h)
(in thousands)

	September 30, 2024	December 31, 2023
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$421,997	$389,511
Accounts receivable	408,959	290,768
Prepaid expenses and other current assets	22,797	20,525
Total current assets	853,753	700,804
Non-current assets:
Property and equipment, net	1,456	2,325
Operating right-of-use asset	5,288	6,612
Intangible assets, net	103,070	107,630
Goodwill	139,457	138,749
Deferred tax asset	27,569	35,200
Other non-current assets	14,972	8,580
Total non-current assets	291,812	299,096
Total assets	$1,145,565	$999,900

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$65,641	$57,831
Provider liability	411,252	326,078
Operating lease liabilities, current	2,580	3,043
Total current liabilities	479,473	386,952
Non-current liabilities:
Operating lease liabilities, non-current	3,597	5,246
Other non-current liabilities	313	313
Total non-current liabilities	3,910	5,559
Total liabilities	483,383	392,511
Commitments and contingencies
Stockholders’ equity:
Common stock	1,199	1,182
Additional paid-in capital	797,315	753,869
Accumulated deficit	(183,628)	(193,614)
Total Privia Health Group, Inc. stockholders’ equity	614,886	561,437
Non-controlling interest	47,296	45,952
Total stockholders’ equity	662,182	607,389
Total liabilities and stockholders’ equity	$1,145,565	$999,900
(h) Any slight variations in totals are due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Statements of Cash Flows(i)
(unaudited)
(in thousands)

	For the Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net income	$11,677	$18,704
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	876	878
Amortization of intangibles	4,560	3,883
Stock-based compensation	41,401	25,429
Deferred tax expense	7,631	5,179
Changes in asset and liabilities:
Accounts receivable	(118,191)	(156,219)
Prepaid expenses and other current assets	(4,272)	(2,801)
Other non-current assets and right-of-use asset	(70)	(1,246)
Accounts payable and accrued expenses	7,810	1,489
Provider liability	85,174	123,930
Operating lease liabilities	(2,112)	(2,510)
Other long-term liabilities	—	(32)
Net cash provided by operating activities	34,484	16,684
Cash from investing activities
Business acquisitions, net of cash acquired	(707)	(37,858)
Other	(5,006)	(90)
Net cash used in investing activities	(5,713)	(37,948)
Cash flows from financing activities
Proceeds from exercised stock options	2,062	8,788
Repurchase of non-controlling interest	—	(5,694)
Contributed from non-controlling interest	1,653	569
Net cash provided by financing activities	3,715	3,663
Net increase (decrease) in cash and cash equivalents	32,486	(17,601)
Cash and cash equivalents at beginning of period	389,511	347,992
Cash and cash equivalents at end of period	$421,997	$330,391

Supplemental disclosure of cash flow information:
Interest paid	$222	$40
Income taxes paid	$3,525	$1,019

(i) Any slight variations in totals are due to rounding.

Additional Financial Information
Revenues disaggregated by source:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Dollars in Thousands)	2024	2023	2024	2023
FFS-patient care	$283,278	$245,569	$833,862	$704,346
FFS-administrative services	30,697	29,845	91,906	83,413
Capitated revenue	53,393	88,526	161,135	253,481
Shared savings	47,438	33,530	134,720	130,304
Care management fees (PMPM)	21,060	17,778	47,826	39,904
Other revenue	2,055	2,034	6,041	5,461
Total Revenue	$437,921	$417,282	$1,275,490	$1,216,909

The Company’s liabilities for unpaid medical claims under at-risk capitation arrangements:

	September 30,
(Dollars in Thousands)	2024	2023
Balance, beginning of period	$67,138	$28,617
Incurred health care costs:
Current year	156,899	246,004
Prior years	1,384	5,723
Total claims incurred	$158,283	$251,727
Claims paid:
Current year	(97,883)	(185,287)
Prior year	(52,461)	(30,502)
Total claims paid	$(150,344)	$(215,789)
Balance, end of period	$75,077	$64,555

Key Metrics and Non-GAAP Financial Measures

Privia Health reviews a number of operating and financial metrics, including the following key metrics and non-GAAP financial measures, to evaluate the Company’s business, measure performance, identify trends affecting the Company’s business, formulate business plans, and make strategic decisions.

Key Metrics(j)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in millions)	2024	2023	2024	2023

Implemented Providers (as of end of period) (1)	4,642	4,105	4,642	4,105
Attributed Lives (as of end of period) (2)	1,247,000	1,094,000	1,247,000	1,094,000
Practice Collections (3)	$739.9	$723.5	$2,175.6	$2,082.4

(1) Implemented Providers is defined as the total of all service professionals on Privia Health’s platform at the end of a given period who are credentialed by Privia Health and billed for medical services, in both Owned and Non-Owned Medical Groups during that period.

(2) Attributed Lives are defined as any patient that a payer deems attributed to Privia to deliver care as part of a value-based care arrangement through a provider of primary care services as of the end of a particular period.

(3) Practice Collections are defined as the total collections from all practices in all markets and all sources of reimbursement that the Company receives for delivering care and providing Privia Health’s platform and associated services. Practice Collections differ from revenue by including collections from Non-Owned Medical Groups.

(j) Any slight variations in totals are due to rounding.

Non-GAAP Financial Measures (4)(k)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2024	2023	2024	2023

Care Margin	$101,420	$92,060	$296,117	$267,714
Platform Contribution	$50,257	$45,181	$142,388	$131,199
Platform Contribution Margin	49.6%	49.1%	48.1%	49.0%
Adjusted EBITDA	$23,624	$18,774	$65,568	$54,950
Adjusted EBITDA Margin	23.3%	20.4%	22.1%	20.5%

(4) In addition to results reported in accordance with GAAP, Privia Health discloses Care Margin, Platform Contribution, Platform Contribution margin, Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. Each are defined as follows:
•Care Margin is Gross Profit excluding amortization of intangible assets.
•Platform Contribution is Gross Profit, excluding amortization of intangible assets, less Cost of platform and excluding stock-based compensation expense included in Cost of platform.
•Platform Contribution margin is Platform Contribution divided by Care Margin.
•Adjusted EBITDA is net income attributable to Privia Health Group, Inc. shareholders and subsidiaries excluding non-controlling interests, provision for income taxes, interest income, depreciation and amortization, stock-based compensation, employer taxes on equity vesting/exercises, severance charges and other non-recurring expenses.
•Adjusted EBITDA Margin is Adjusted EBITDA divided by Care Margin.

(k) Any slight variations in totals are due to rounding.

Reconciliation of Gross Profit to Care Margin(l)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2024	2023	2024	2023
Revenue	$437,921	$417,282	$1,275,490	$1,216,909
Provider expense	(336,501)	(325,222)	(979,373)	(949,195)
Amortization of intangible assets	(1,506)	(1,434)	(4,560)	(3,883)
Gross Profit	$99,914	$90,626	$291,557	$263,831
Amortization of intangible assets	1,506	1,434	4,560	3,883
Care margin	$101,420	$92,060	$296,117	$267,714
(l) Any slight variations in totals are due to rounding.
Reconciliation of Gross Profit to Platform Contribution(m)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2024	2023	2024	2023
Revenue	$437,921	$417,282	$1,275,490	$1,216,909
Provider expense	(336,501)	(325,222)	(979,373)	(949,195)
Amortization of intangible assets	(1,506)	(1,434)	(4,560)	(3,883)
Gross Profit	$99,914	$90,626	$291,557	$263,831
Amortization of intangible assets	1,506	1,434	4,560	3,883
Cost of platform	(56,068)	(50,324)	(167,231)	(145,254)
Stock-based compensation(5)	4,905	3,445	13,502	8,739
Platform Contribution	$50,257	$45,181	$142,388	$131,199
(m) Any slight variations in totals are due to rounding.
(5) Amount represents stock-based compensation expense included in Cost of Platform.

Reconciliation of Net Income to Adjusted EBITDA(n)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2024	2023	2024	2023
Net income	$3,535	$5,643	$9,986	$20,241
Net income (loss) attributable to non-controlling interests	443	299	1,691	(1,537)
Provision for income taxes	3,999	2,488	8,171	6,049
Interest income, net	(2,164)	(2,894)	(8,114)	(5,524)
Depreciation and amortization	1,797	1,731	5,436	4,761
Stock-based compensation	15,106	10,801	41,401	25,429
Other expenses(6)	908	706	6,997	5,531
Adjusted EBITDA	$23,624	$18,774	$65,568	$54,950

(n) Any slight variations in totals are due to rounding.
(6) Other expenses include employer taxes on equity vesting/exercises, severance and certain non-recurring costs.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share(o)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2024	2023	2024	2023
Net income	$3,535	$5,643	$9,986	$20,241
Stock-based compensation	15,106	10,801	41,401	25,429
Intangible amortization expense	1,506	1,434	4,560	3,883
Provision for income taxes	3,999	2,488	8,171	6,049
Other expenses(7)	908	706	6,997	5,531
Adjusted net income	$25,054	$21,072	$71,115	$61,133
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.21	$0.18	$0.60	$0.53
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.20	$0.17	$0.57	$0.49
Weighted average common shares outstanding – basic	119,658,574	117,602,059	119,156,368	116,266,938
Weighted average common shares outstanding – diluted	125,751,006	124,924,442	125,457,540	124,646,849
(o) Any slight variations in totals due to rounding.
(7) Other expenses include employer taxes on equity vesting/exercises, severance and certain non-recurring costs.